Exhibit 10.40

CONTRACTUAL JOINT VENTURE AGREEMENT

MOBILE ADDITIVE MANUFACTURING CONTAINER PROGRAM

ARTICLE 1 - DEFINITIONS; INTERPRETATION

1.1 Definitions

Capitalized terms used in this Agreement shall have the meanings set forth below:

“Affiliate” means, with respect to any person or entity, any other person or entity that directly or indirectly controls, is controlled by, or is under common control with such person or entity. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies, whether through ownership of voting securities, by contract, or otherwise.

“Agreement” has the meaning set forth in the preamble and includes all Annexes and Schedules hereto, as each may be amended from time to time in accordance with this Agreement.

“Annex” means any annex attached to and incorporated into this Agreement, including Annex A (MVP Specifications) and Annex B (Capital Justification).

“Background IP” means any and all intellectual property, including inventions, discoveries, know-how, trade secrets, processes, techniques, data, software, algorithms, designs, documentation, copyrights, patents, patent applications, mask works, trademarks and other proprietary rights, that is (a) owned or controlled by a Party as of the Effective Date; or (b) developed by or for a Party outside the scope of the Project, including after the Effective Date, without use of the other Party’s Confidential Information or Project materials, and excluding Phase I IP and NewCo IP.

“Board” means the board of directors (or equivalent governing body) of NewCo.

“Business Day” means any day other than a Saturday, Sunday, or a federal holiday in the United States.

“Business Plan” means the written plan for the Program approved as a Reserved Matter in Phase II, including commercialization, production strategy, resourcing, financial projections, and related implementation milestones, as amended from time to time pursuant to this Agreement and, after NewCo incorporation, the NewCo governance documents.

“Capital Justification” means the document attached as Annex B describing (among other things) the anticipated capital requirements, deployment approach, and compliance rationale for the Program.

“Confidential Information” has the meaning set forth in Article [Confidentiality] and includes all non-public technical, commercial, financial, and strategic information disclosed by one Party to the other in connection with the Program, including the existence and terms of this Agreement, except to the extent an exception applies.

“COGS” means Cost of Goods Sold, being the direct costs of production, integration, testing, delivery, and other direct costs expressly approved in advance by the relevant governing body (Steering Committee in Phase I; Board in Phase II) for purposes of budgeting and pricing governance.

“Development Funds” means the cash amounts funded by Nuburu for Phase I, up to a maximum of USD 4,000,000, subject to milestone-based release and approvals in accordance with this Agreement.

“Effective Date” has the meaning set forth in the preamble.

“Export Controls” means all applicable export controls, sanctions, and trade compliance laws and regulations, including the U.S. International Traffic in Arms Regulations (“ITAR”), the U.S. Export

Administration Regulations (“EAR”), U.S. sanctions programs, and applicable EU and Italian export control regimes, including any licensing, re-export, technology transfer, end-use and end-user restrictions.

“FAT” means Factory Acceptance Testing as defined in Annex A and/or the applicable Scope of Work, as approved from time to time.

“Funding Phase” means the economic sub-phase within Phase II beginning on the date of incorporation of NewCo and ending when Nuburu has recovered the Total Reimbursable Amount in accordance with Article [Funding Phase / Pledge / Waterfall].

“Gross Negligence” means an act or omission involving a reckless disregard of, or a conscious indifference to, the rights and safety of others or to the performance obligations hereunder, and which substantially departs from the standard of care that a reasonable and prudent contractor engaged in similar defense manufacturing and engineering activities would exercise under similar circumstances.

“Golden Power” means Italian strategic asset protection rules under Decree-Law 21/2012 (as amended) and related implementing measures and any successor regime.

“Maddox US Site” means the production facility in Texas leased and controlled by Maddox and designated for Phase I execution and Phase II U.S. production activities, subject to the terms of this Agreement.

“Material Breach” means a breach of this Agreement that (a) materially impairs the ability to achieve Phase I completion or materially impairs the Program; (b) involves breach of Export Controls, confidentiality, or IP protection obligations; or (c) results in material failure to deliver agreed work packages, milestone deliverables, or commercially reasonable IP documentation consistent with industry practice , in each case after expiration of any applicable cure period set forth herein.

“MNPI” means material non-public information as defined under U.S. federal securities laws with respect to Nuburu Inc. (NYSE American: BURU).

“NewCo” means the corporate joint venture entity to be incorporated in Phase II, owned 60% by Nuburu and 40% by Maddox, and intended to be the operating commercial entity for all Program sales and scale-up after Phase I completion.

“NewCo IP” means all intellectual property conceived, created, developed, or reduced to practice by or for NewCo in Phase II (including during the Funding Phase), whether or not patentable, and including all improvements, derivative works, and documentation generated within Phase II scope.

“Phase I” means the Development Phase described in Article 3, commencing on the Effective Date and ending upon Phase I Completion.

“Phase I Completion” means the point in time at which the First Container is (a) fully developed; (b) successfully FAT/SAT tested; (c) technically validated; (d) commercially reasonable IP documentation ; and (e) certified by the Steering Committee as market-ready, all as further detailed in the Scope of Work and Annex A.

“Phase I IP” means all intellectual property conceived, developed, created, reduced to practice, or documented in Phase I within the scope of the Program, including inventions, designs, software, know-how, engineering drawings, CAD files, additive manufacturing files, specifications, test plans and results, and related documentation.

“Phase II” means the Corporate Joint Venture Phase commencing upon Phase I Completion and the incorporation of NewCo.

“Prime Contractor” means the entity that contracts directly with the end customer (including U.S. government agencies) for a Program sale, and is legally responsible for performance under such customer contract.

“Project” means the Phase I development project to deliver the First Container and the broader Program activities as governed by this Agreement.

“Reserved Matters” has the meaning set forth in Article 6, differentiated by Phase I and Phase II.

“SAT” means Site Acceptance Testing as defined in Annex A and/or the applicable Scope of Work, as approved from time to time.

“Scope of Work” means the detailed project scope approved as a Phase I Reserved Matter, including a breakdown of activities, responsibilities, costs, timing, milestones, and deliverables required to achieve Phase I Completion.

“Steering Committee” means the Phase I governance body constituted under Article 5, consisting of two (2) representatives appointed by each Party.

“Tekne” means Tekne S.p.A. (Italy) as contemplated manufacturing and integration partner in Italy under the Network Contract and a Technology Transfer Agreement.

“Technology Transfer Agreement” or “TT Agreement” means the separate agreement to be executed between the applicable IP owner (Maddox and Nuburu in Phase I, and/or NewCo in Phase II as applicable) and Tekne governing the licensed transfer of technical information and manufacturing rights for Italy/EU production.

“Total Reimbursable Amount” means (a) the Development Funds actually funded by Nuburu in Phase I, plus (b) an amount equal to ten percent (10%) of such funded Development Funds, representing governance, accounting, supervision and administrative allocation, in each case as recognized and calculated in accordance with this Agreement. For avoidance of doubt, if Development Funds funded equal USD 4,000,000, then the Total Reimbursable Amount equals USD 4,400,000.

1.2 Interpretation

(a) The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.
(b) The words “include,” “includes,” and “including” shall be deemed to be followed by the words “without limitation.”
(c) References to an “Article,” “Section,” or “Annex” refer to an article, section, or annex of this Agreement unless otherwise specified.
(d) In the event of any conflict between the body of this Agreement and an Annex, the body of this Agreement shall control unless the Annex expressly states it controls with respect to the specific provision.
(e) References to currency are to U.S. Dollars unless otherwise specified.

ARTICLE 2 - PARTIES; RECITALS; PROGRAM OVERVIEW

2.1 Parties

This Agreement is entered into by and among Nuburu, Inc., a Delaware corporation, and its wholly owned subsidiary, Nuburu Defense, LLC, a Delaware limited liability company (“Nuburu Defense” and together with Nuburu, Inc. referred to herein collectively as “Nuburu”) and Maddox Defense Incorporated, a [__] corporation (“Maddox”)

2.2 Recitals

WHEREAS, the Parties previously executed a Strategic Framework Agreement dated October 21, 2025 reflecting an intention to collaborate on defense-oriented initiatives;

WHEREAS, Nuburu has developed a defense and security platform strategy and is prepared to sponsor and fund the Phase I Development Phase of the Program, subject to governance controls and compliance requirements;

WHEREAS, Maddox possesses U.S. defense-sector operational capabilities, relationships, and project execution capacity, and has secured the Maddox US Site for development and production activities;

WHEREAS, the Parties desire to develop and commercialize a modular, containerized, mobile additive manufacturing capability for expeditionary and defense sustainment manufacturing applications, including the ability to produce drone components, pods, and other mission-critical parts;

WHEREAS, Nuburu Defense LLC has entered into an Italian-law Network Contract with Tekne and anticipates that Tekne may be engaged for Italy/EU production activities and integration support pursuant to a separate TT Agreement, subject to compliance with Export Controls and Golden Power requirements;

WHEREAS, Maddox has provided the Capital Justification attached as Annex B outlining anticipated development and compliance cost categories and program execution rationale;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein, the Parties agree as follows.

2.3 Program Overview

(a) The Program shall be executed in phases as described in Article 3.
(b) Phase I is a development-only phase, ending upon Phase I Completion.
(c) Phase II is the corporate commercialization phase conducted through NewCo.
(d) During Phase I, Maddox Defense Incorporated (or, if the contracting entity differs, Maddox and its designated U.S. operating affiliate) shall be operationally accountable for U.S. project execution and deliverables, subject to Steering Committee governance and Nuburu’s sponsor rights.

ARTICLE 3 - ESTABLISHMENT; PHASE STRUCTURE; ECONOMIC FRAMEWORK

3.1 Establishment of Contractual Joint Venture

(a) Effective as of the Effective Date, the Parties hereby establish a binding contractual joint venture (the “JV”) for the purpose of executing the Program in accordance with the terms and conditions set forth herein.

(b) The JV is contractual in nature during Phase I and shall transition into a corporate joint venture structure through the formation of NewCo in Phase II as provided below.

(c) Except as expressly provided herein, nothing in this Agreement shall be deemed to create a general partnership, agency relationship, fiduciary relationship, or joint venture entity prior to incorporation of NewCo.

3.2 Phase Structure

The Program shall be executed in two distinct and sequential phases:

(a) Phase I – Development Phase

(i) Phase I shall commence on the Effective Date.

(ii) Phase I shall terminate upon “Phase I Completion,” which shall occur when the First Full Operating Mobile Additive Manufacturing Container has:

1. Been fully engineered, integrated, and assembled;

2. Successfully completed Factory Acceptance Testing (FAT) and Site Acceptance Testing (SAT) in accordance with the approved Scope of Work;

3. Met the agreed technical performance metrics approved as a Reserved Matter;

4. Been documented to commercially reasonable IP documentation (including engineering drawings, CAD files, additive manufacturing files, integration schematics, test documentation, and version-controlled technical logs); and

5. Been formally certified as market-ready by resolution of the Steering Committee.

(iii) Phase I is strictly limited to development, industrialization, validation, documentation, and readiness activities.

(iv) No commercial sales, revenue recognition, or customer contracting shall occur during Phase I.

(b) Phase II – Corporate Joint Venture Phase

(i) Phase II shall commence immediately upon Phase I Completion.

(ii) Within thirty (30) days following Phase I Completion, the Parties shall incorporate a new corporate entity (“NewCo”).

(iii) NewCo shall be owned:

• Sixty percent (60%) by Nuburu;

• Forty percent (40%) by Maddox.

(iv) From the date of incorporation, NewCo shall become the exclusive commercial vehicle for all Program-related sales, production, and commercialization activities.

3.3 Funding Phase (Economic Sub-Phase within Phase II)

(a) Upon incorporation of NewCo, and until the Total Reimbursable Amount has been fully repaid to Nuburu, the Program shall be deemed to be in the “Funding Phase.”

(b) The Funding Phase is an economic sub-phase within Phase II and does not delay or alter the formation of NewCo.

(c) During the Funding Phase:

1. No dividends or profit distributions shall be made to Maddox;

2. One hundred percent (100%) of distributable profits of NewCo shall be allocated to Nuburu;

3. Maddox’s 40% equity interest in NewCo shall remain pledged in favor of Nuburu pursuant to Article [Share Pledge];

4. Dividends attributable to Maddox shall be automatically applied toward reimbursement of the Total Reimbursable Amount.

(d) The Funding Phase shall terminate automatically upon full reimbursement of the Total Reimbursable Amount.

3.4 Development Funds and Total Reimbursable Amount

(a) During Phase I, Nuburu shall fund up to USD 4,000,000 (the “Development Funds”) for purposes of executing the approved Scope of Work.

(b) In addition to the Development Funds, Nuburu shall be entitled to a governance, supervision, accounting, compliance, and reporting allocation equal to ten percent (10%) of the Development Funds.

(c) The “Total Reimbursable Amount” shall equal:

In consideration of oversight, governance, and strategic coordination during Phase I, Nuburu shall be entitled to a governance allocation equal to ten percent (10%) of the actual Development Funds funded and disbursed under Section 3.1.

For clarity:

(a) the governance allocation shall be calculated on a pro rata basis based solely on capital actually funded and used;
(b) for example: if less than $4,000,000 is funded, the allocation shall equal ten percent (10%) of the amount actually funded;
(c) no governance allocation shall accrue on unfunded or unused amounts;
(d) the governance allocation shall not compound and shall not bear interest.

The Total Reimbursable Amount shall equal the aggregate of actual Development Funds funded plus the corresponding pro rata governance allocation.

(d) The Parties acknowledge and agree that reimbursement of the Total Reimbursable Amount is a condition precedent to unrestricted distribution of profits to Maddox in Phase II.

3.5 No Implied Economic Rights in Phase I

(a) Notwithstanding the joint ownership structure of Phase I IP as set forth in Article 5, no economic distribution rights shall arise in favor of Maddox during Phase I.

(b) Maddox shall not be entitled to any profit participation, revenue sharing, or economic return during Phase I.

(c) All economic returns shall arise solely in Phase II through NewCo and subject to the Funding Phase waterfall described herein.

3.6 Survival of Phase I Obligations

The following obligations arising in Phase I shall survive the transition to Phase II:

• Intellectual property assignments;

• Documentation requirements;

• Confidentiality obligations;

• Indemnification obligations;

• Export control compliance;

• Any outstanding breach claims.

3.7 Relationship Between Phases

(a) Phase I and Phase II are sequential and structurally linked.

(b) Phase I Completion is a technical and operational milestone.

(c) Reimbursement of the Total Reimbursable Amount is an economic milestone within Phase II.

(d) The incorporation of NewCo shall not extinguish any rights accrued in Phase I.

ARTICLE 4 - PURPOSE; SCOPE OF PROGRAM; TERRITORIAL STRUCTURE

4.1 Purpose of the Joint Venture

The purpose of the JV is to design, engineer, industrialize, manufacture, integrate, validate, and commercialize a modular, containerized, mobile additive manufacturing platform (the “Program”) capable of producing drone components, pods, mission-critical structural parts, and related sustainment components for defense and security applications.

The Parties acknowledge that the Program is intended to serve:

(a) United States federal, state, and defense customers;
(b) European Union member states;
(c) NATO-aligned procurement channels; and
(d) Other defense or dual-use markets as may be approved in Phase II.

The Program shall initially focus on the development and commercialization of the First Full Operating Container in the United States.

4.2 Scope of Program – Phase I (Development Phase)

During Phase I, the scope of the Program shall be strictly limited to development and industrial readiness activities, including:

(a) Engineering design and refinement of the container architecture;
(b) Integration of additive manufacturing systems;
(c) Electrical, mechanical, and environmental system integration;
(d) Compliance engineering and regulatory groundwork;
(e) FAT and SAT testing procedures;
(f) Production workflow design and industrialization preparation;
(g) Commercially reasonable IP documentation technical documentation;
(h) Validation of performance metrics approved in the Scope of Work.

No commercial sales shall occur during Phase I.

All activities during Phase I shall be executed pursuant to the detailed Scope of Work approved as a Phase I Reserved Matter.

4.3 Scope of Program – Phase II (Commercialization Phase)

Upon incorporation of NewCo, the scope of the Program shall expand to include:

(a) Commercial marketing and contracting;

(b) Serial production and fulfillment of customer orders;

(c) Supply chain management;
(d) Customer training and sustainment support;
(e) Ongoing R&D improvements;
(f) Filing and prosecution of patents;
(g) Export licensing and compliance management;
(h) Strategic expansion into additional product variants.

NewCo shall serve as the exclusive commercial vehicle for the Program during Phase II.

4.4 Territorial Structure – United States

4.4.1 Phase I

During Phase I:

(a) Maddox shall be operationally accountable for execution of development activities within the United States territory;
(b) Maddox shall manage U.S.-based engineering personnel and integration functions;
(c) Maddox shall ensure that deliverables satisfy approved milestones.

Maddox’s territorial responsibility during Phase I does not confer ownership rights beyond those expressly stated in Article 5.

4.4.2 Phase II

During Phase II:

(a) NewCo shall serve as Prime Contractor for U.S. sales where legally permissible;
(b) Where legal, regulatory, or customer-specific requirements mandate, Maddox may act as Prime Contractor on behalf of NewCo;
(c) Production for U.S. contracts shall be localized at the Maddox US Site or another U.S. facility approved as a Reserved Matter;
(d) All revenues from U.S. sales shall be remitted to NewCo;
(e) Maddox shall comply with Board-approved pricing, COGS, and commercial policies.

4.5 Territorial Structure – European Union and NATO

4.5.1 Phase I

During Phase I, any EU-based engineering or industrialization activities shall be coordinated under Nuburu supervision and may involve Tekne pursuant to the Network Contract.

No commercial sales shall occur in EU/NATO during Phase I.

4.5.2 Phase II

During Phase II:

(a) NewCo shall serve as Prime Contractor for EU/NATO contracts where permissible;

(b) Nuburu (or Tekne pursuant to a Technology Transfer Agreement) may act as Prime Contractor where required by law or customer procurement structure;

(c) Production for EU/NATO contracts shall be localized in Italy or other approved EU facilities;

(d) All EU/NATO revenues shall be remitted to NewCo;

(e) EU/NATO commercialization shall comply with Golden Power and Export Controls.

4.6 Allocation of Commercial Leadership

The Parties agree as follows:

(a) Maddox shall lead commercial engagement, market access and contracting interface within the United States;
(b) Nuburu shall lead commercial engagement and regulatory interface within the European Union and NATO territories;
(c) Neither Party may independently commercialize the Program outside the JV structure except as permitted under Article 7.3.2 (Independent Commercialization following Phase II Deadlock).

4.7 Export Controls; Regulatory Compliance

(a) All activities under this Agreement shall comply with applicable Export Controls, including ITAR, EAR, and EU export regulations.

(b) Technical data subject to ITAR shall be segregated and handled in compliance with U.S. law.

(c) The Parties shall cooperate in connection with any required Golden Power filings or mitigation measures in Italy.

(d) The Steering Committee (Phase I) and Board (Phase II) shall approve export compliance strategy as a Reserved Matter.

4.8 No Scope Creep

The Program scope may not be expanded to include:

•
Directed-energy weapon systems;
•
RF jamming systems;
•
Standalone laser weapon platforms;
•
Fully integrated C4ISR architectures;

unless expressly approved as a Phase II Reserved Matter.

4.9 No Independent Territorial Exploitation

Except as expressly permitted in this Agreement:

(a) Neither Party shall independently market or sell the Program outside the JV structure;
(b) Neither Party shall license Program IP to third parties outside NewCo;
(c) All territorial commercialization shall occur through the agreed governance framework.

ARTICLE 5 - PHASE I GOVERNANCE; STEERING COMMITTEE AUTHORITY; MADDOX ACCOUNTABILITY

5.1 Establishment of Steering Committee

(a) Upon execution of this Agreement, the Parties shall constitute a Steering Committee to govern Phase I.

(b) The Steering Committee shall consist of:

• Two (2) representatives appointed by Nuburu; and

• Two (2) representatives appointed by Maddox.

(c) Each Party may replace its appointed representatives upon written notice.

(d) The Steering Committee shall hold its first meeting within ten (10) Business Days of the Effective Date.

5.2 Mandate of the Steering Committee (Phase I)

During Phase I, the Steering Committee shall serve as the supervisory and approval body for Project execution.

The Steering Committee shall have authority to:

1. Approve the detailed Scope of Work for Phase I;

2. Approve the Project Roll-Out Plan, including:

o Technical architecture;

o Work packages;

o Assigned responsibilities;

o Milestone schedule;

o Deliverables;

o Resource allocation;

o Budget allocation per workstream;

3. Approve milestone-based release of Development Funds;

4. Approve suppliers and consultants following benchmarking review;

5. Approve related-party engagements;

6. Monitor milestone performance and compliance;

7. Review documentation sufficiency for Commercially reasonable IP documentation;

8. Oversee regulatory, export-control, and compliance framework;

9. Approve any material deviation exceeding ten percent (10%) of approved work package budget;

10. Certify Phase I Completion.

The Steering Committee shall not be responsible for day-to-day operational management.

5.3 Meetings and Procedures

(a) The Steering Committee shall meet at least monthly during Phase I.

(b) Meetings may be held in person or virtually.

(c) Quorum requires at least one representative from each Party.

(d) Minutes shall be recorded and circulated within five (5) Business Days.

5.4 Decision-Making and Voting

(a) Except as otherwise specified, decisions of the Steering Committee require majority approval.

(b) Reserved Matters defined in Article 6.1 require approval in accordance with that Article.

(c) In the event of Deadlock concerning a Phase I Reserved Matter, Article 7.2 shall apply.

5.5 Maddox Operational Accountability (United States)

(a) During Phase I, Maddox shall be the operationally accountable Party for execution of development activities within the United States.

(b) Maddox shall be responsible for:

1. Delivering all approved work packages;

2. Meeting milestone deadlines;

3. Managing U.S.-based engineering and integration personnel;

4. Coordinating subcontractors approved by the Steering Committee;

5. Ensuring compliance with approved technical specifications;

6. Producing required Commercially reasonable IP documentation ;

7. Implementing corrective action plans if milestones are at risk.

(c) Maddox’s accountability does not confer ownership rights beyond those set forth in Article 5.8.

5.6 Sponsor Authority and Capital Control

(a) Nuburu is the sole funding Party during Phase I.

(b) No capital expenditure may be incurred beyond approved budgets without Steering Committee approval.

(c) Nuburu retains prevailing authority in the event of Phase I Deadlock pursuant to Article 7.2.

(d) Nothing in this Article shall permit Maddox to impose financial obligations on Nuburu beyond approved Development Funds.

5.7 Benchmarking and Supplier Discipline

5.7.1 Pre-Approval Benchmarking

Prior to approval of any supplier, professional, or consultant:

• A benchmarking and comparison analysis shall be prepared;

• Market alternatives evaluated where reasonably available;

• Scope, pricing, and deliverables documented;

• Related-party status disclosed;

• Steering Committee approval obtained.

5.7.2 Post-Approval Monitoring

Once approved:

• Performance shall be monitored against milestones;

• Monthly progress reports required;

• Steering Committee may require corrective action;

• Nuburu may suspend funding for material underperformance.

5.8 Intellectual Property Oversight (Phase I)

(a) The Steering Committee shall review documentation adequacy prior to Phase I Completion certification.

(b) Maddox shall ensure all engineering, design, testing, and manufacturing documentation is sufficiently detailed to support:

• Patent filings;

• Trade secret protection;

• Regulatory audit defensibility.

(c) Failure to produce required documentation constitutes Material Breach.

5.9 Material Breach Determination (Phase I)

(a) If Nuburu believes Maddox has committed a Material Breach or Gross Negligence:

• Written notice shall be delivered;

• Maddox shall have thirty (30) days to cure;

• The Steering Committee shall evaluate cure sufficiency.

(b) If the breach is not cured and Deadlock arises, Nuburu may exercise prevailing authority under Article 7.2.

5.10 Suspension and Termination Authority

(a) Upon unresolved Phase I Deadlock, Nuburu may:

• Continue Phase I;

• Modify scope;

• Replace suppliers;

• Suspend development;

• Terminate Phase I.

(b) If Phase I is terminated due to Maddox Material Breach or Gross Negligence:

• Conditional forfeiture provisions under Article 5.8.2 shall apply;

• Nuburu shall retain sole ownership of Phase I IP.

5.11 Maddox Protection Clause

Maddox’s performance obligations under Phase I shall be expressly conditioned upon timely receipt of approved funding from Nuburu.

Failure by Nuburu to fund approved budget items, capital expenditures, or operating expenses when due shall:

(a) automatically suspend corresponding performance obligations;
(b) extend all affected milestones on a day-for-day basis;
(c) not constitute a breach by Maddox; and
(d) preclude invocation of any Material Breach remedy based on such delay.

No Material Breach shall be deemed to exist where performance failure results directly or indirectly from funding delay, scope modification, force majeure, regulatory delay, or supplier delay outside Maddox’s reasonable control. For clarity, no suspension, delay, or milestone extension resulting from funding delay shall constitute a Material Breach under Article 15 or trigger any forfeiture of Joint IP or equity under this Agreement.

5.12 No Fiduciary Relationship

The Steering Committee does not create fiduciary duties between the Parties beyond those expressly stated herein.

Each Party retains independent commercial interests.

5.13 Recordkeeping and Audit Rights

(a) Maddox shall maintain detailed records of:

• Work performed;

• Milestone achievement;

• Time allocation;

• Costs incurred.

(b) Nuburu shall have audit rights upon reasonable notice.

ARTICLE 6 - RESERVED MATTERS

6.1 General Framework

(a) Reserved Matters are decisions of material strategic, financial, technical, regulatory, or structural significance that require formal approval by the governing body applicable to the relevant Phase.

(b) During Phase I, Reserved Matters shall require approval of the Steering Committee in accordance with Article 5.

(c) During Phase II, Reserved Matters shall require approval of the Board of NewCo in accordance with the governance documents of NewCo.

(d) Failure to approve a Reserved Matter in accordance with this Article may give rise to Deadlock pursuant to Article 7.

PART A

6.2 Phase I Reserved Matters

(Project Execution Governance)

The following shall constitute Reserved Matters during Phase I:

(A) Scope and Technical Architecture

1. Approval or amendment of the detailed Scope of Work;

2. Approval of the technical architecture of the First Container;

3. Material changes to engineering design;

4. Approval of integration standards and technical validation criteria.

(B) Project Roll-Out Plan

5. Approval or amendment of the Project Roll-Out Plan, including:

o Work package breakdown;

o Assignment of responsibilities;

o Milestone schedule;

o Deliverables;

o Resource allocation;

o Budget allocation per workstream.

6. Approval of any deviation exceeding ten percent (10%) of the approved budget for any work package.

(C) Capital Deployment

7. Approval of milestone-based release of Development Funds;

8. Approval of any additional funding request exceeding the approved Development Funds;

9. Approval of any incurrence of debt or third-party financing during Phase I.

(D) Supplier and Contractor Engagement

10. Approval of any supplier, subcontractor, consultant, or professional engagement (for sake of clarity, negotiations and execution of the suppliers’ contract shall be managed directly by Nuburu)

11. Approval of any related-party engagement.

(E) Intellectual Property

13. Approval of any patent filing strategy during Phase I;

14. Disclosure of technical data to third parties;

15. Licensing of Phase I IP to any third party.

(F) Regulatory and Compliance Matters

16. Approval of export-control compliance strategy;

17. Approval of Golden Power filings or mitigation strategies;

18. Approval of cybersecurity framework affecting technical data.

(G) Suspension or Termination

19. Suspension of Phase I;

20. Termination of Phase I.

6.3 Sponsor Authority in Phase I

Notwithstanding Section 6.2:

(a) In the event of Phase I Deadlock concerning any Phase I Reserved Matter, Nuburu’s decision shall prevail pursuant to Article 7.2.

(b) No Phase I Reserved Matter may result in an increase of Development Funds without Nuburu’s prior written consent.

PART B

6.4 Phase II Reserved Matters

(Corporate & Strategic Governance)

Upon incorporation of NewCo, the following matters shall constitute Reserved Matters requiring approval of the Board:

(A) Corporate Structure

1. Amendment of NewCo’s certificate of incorporation or bylaws (or operating agreement);

2. Issuance of new shares or securities;

3. Capital increases or reductions;

4. Creation of new classes of equity;

5. Admission of new shareholders.

(B) Financial Governance

6. Approval or amendment of the annual Business Plan;

7. Approval of annual operating budget;

8. Incurrence of indebtedness exceeding 5% of NewCo total assets;

9. Provision of guarantees or security interests;

10. Approval of dividend distributions.

(C) Strategic Transactions

11. Merger, acquisition, joint venture, or sale of material assets;

12. Entry into long-term strategic partnerships;

13. Entry into contracts exceeding 5% of NewCo total assets.

(D) Intellectual Property

14. Filing, prosecution, abandonment or settlement of material patents;

15. Licensing of NewCo IP outside ordinary course;

16. Sale or assignment of NewCo IP;

17. Settlement of IP litigation.

(E) Commercial Strategy

18. Entry into new geographic markets;

19. Approval of pricing methodology;

20. Approval of COGS methodology;

21. Appointment of exclusive distributors.

(F) Related-Party Transactions

22. Any transaction between NewCo and a Party or its Affiliates outside ordinary course;

23. Compensation arrangements with directors or officers of NewCo exceeding approved thresholds.

(G) Change of Control

24. Approval of Change of Control of NewCo;

25. Structural adjustments in response to FOCI or export restrictions.

6.5 Voting Thresholds in Phase II

(a) Unless otherwise agreed in NewCo’s constitutional documents, Reserved Matters shall require unanimous Board approval.

(b) Deadlock concerning Phase II Reserved Matters shall be resolved in accordance with Article 7.3.

6.6 No Implied Authority

Except as expressly provided in this Article:

(a) No Party may bind the JV or NewCo in respect of a Reserved Matter without proper approval.

(b) Day-to-day operational decisions shall not be deemed Reserved Matters unless they exceed the financial or strategic thresholds defined herein.

6.7 Interpretation and Conflict

(a) In the event of ambiguity as to whether a matter constitutes a Reserved Matter, the more conservative interpretation requiring approval shall apply.

(b) Any material action taken without required approval shall be voidable at the option of the non-approving Party.

ARTICLE 7 - DEADLOCK; ESCALATION; BUYOUT MECHANISM

7.1 Definition of Deadlock

A “Deadlock” shall be deemed to occur if:

(a) A Reserved Matter fails to receive the required approval after two (2) duly convened meetings of the applicable governing body; or

(b) A Reserved Matter requiring unanimous approval remains unresolved fifteen (15) Business Days after written notice by either Party requesting formal resolution; or

(c) The applicable governing body is unable to agree on a material decision that materially impairs execution of the Project or operation of NewCo.

Deadlock shall be resolved differently depending on whether it arises in Phase I or Phase II.

PART A

7.2 Deadlock During Phase I (Development Phase)

7.2.1 Escalation Procedure

Upon occurrence of a Phase I Deadlock:

(a) The matter shall be escalated to the Chief Executive Officers (or equivalent senior executive) of each Party within ten (10) Business Days;

(b) The CEOs shall meet (in person or virtually) within fifteen (15) Business Days following escalation;

(c) The Parties shall attempt in good faith to resolve the Deadlock within thirty (30) Business Days following escalation.

7.2.2 Sponsor Prevailing Authority

If the Phase I Deadlock remains unresolved following the escalation period:

(a) Nuburu’s decision shall prevail and be binding upon the Parties;

(b) Nuburu may, in its sole discretion:

i. Continue Phase I in accordance with its proposed course of action;
ii. Modify scope, suppliers, or implementation approach;
iii. Suspend Phase I;
iv. Terminate Phase I.

(c) Nuburu’s prevailing authority shall not impose additional financial obligations on Maddox beyond those expressly agreed herein.

7.2.3 Consequences of Termination in Phase I

If Nuburu elects to terminate Phase I:

(a) All Phase I IP shall remain subject to Article 5.8 (including conditional forfeiture provisions where applicable);

(b) If termination is caused by Maddox’s Material Breach or Gross Negligence:

i. Maddox’s forty percent (40%) interest in Phase I IP shall automatically transfer to Nuburu in accordance with Article 5.8.2;

(c) Nuburu may continue development independently or with third parties;

(d) Maddox shall have no right to use or commercialize Phase I IP except as expressly permitted.

7.2.4 No Buyout in Phase I

For avoidance of doubt:

There shall be no independent valuation buyout mechanism applicable to Phase I.

The economic sponsor structure of Phase I shall govern.

PART B

7.3 Deadlock During Phase II (NewCo Phase)

7.3.1 Escalation Procedure

Upon occurrence of a Phase II Deadlock:

(a) The matter shall be escalated to the Chief Executive Officers within ten (10) Business Days;

(b) The CEOs shall attempt resolution within fifteen (15) Business Days;

(c) If unresolved after thirty (30) Business Days following escalation, the Buyout Mechanism described below shall apply.

7.3.2 Funding, Export and Securities Matters

Notwithstanding the above, for Deadlocks involving:

• Capital structure or financing method;

• Expenditures funded solely by Nuburu;

• Export-control compliance;

• Securities-law compliance or disclosure obligations;

Nuburu shall retain final decision-making authority, provided that:

(a) No financial obligation is imposed on Maddox without its written consent; and
(b) Such decision is exercised in good faith and consistent with NewCo’s best interests.

7.3.3 Independent Valuation Buyout

If Phase II Deadlock remains unresolved after escalation:

Either Party may initiate a Buyout Process by written notice.

(a) Appointment of Valuator

Within ten (10) Business Days of Buyout notice:

• The Parties shall jointly appoint an independent valuation firm of nationally recognized standing with experience in defense, aerospace or advanced manufacturing businesses;

• If no agreement is reached within ten (10) Business Days, each Party shall appoint one valuation firm, and such two firms shall appoint a third independent firm to act as sole valuator.

(b) Valuation Standard

The valuator shall determine the Fair Market Value of NewCo as a going concern, using customary methodologies including discounted cash flow, comparable transactions and market multiples.

No minority discount or control premium shall apply.

The valuation shall be completed within forty-five (45) Business Days.

The determination shall be final and binding absent manifest error.

7.3.4 Buyout Election

Upon issuance of the valuation:

(a) Either Party may elect to purchase the other Party’s equity interest at its pro-rata portion of the determined Fair Market Value;

(b) If both Parties elect to purchase, Nuburu shall have priority as the majority shareholder;

(c) If neither Party elects within thirty (30) Business Days, Section 7.3.5 shall apply.

7.3.5 No Buyout Election – Wind-Down and IP Allocation

If neither Party elects to purchase:

(a) NewCo shall be wound down in an orderly manner;

(b) All NewCo IP shall remain jointly owned:

• 60% Nuburu

• 40% Maddox

(c) Each Party shall have the right to independently commercialize the IP;

(d) The Party independently commercializing shall pay to the other Party a royalty equal to five percent (5%) of net revenues derived from such commercialization for a period of three (3) years;

(e) Following expiration of the three-year period, no further royalty shall be payable.

7.3.6 Interim Operations During Phase II Deadlock

During the Deadlock process:

(a) No Party shall be required to contribute additional capital;
(b) No new material obligations may be undertaken without mutual consent;
(c) Existing customer contracts shall continue to be performed in good faith;
(d) Operations shall continue under the last approved budget.

7.4 Survival

The provisions of this Article shall survive termination of this Agreement to the extent necessary to enforce rights and obligations arising from a Deadlock situation.

ARTICLE 8 - INCORPORATION OF NEWCO; GOVERNANCE; SHARE PLEDGE; FUNDING PHASE WATERFALL

8.1 Incorporation of NewCo

(a) Within thirty (30) Business Days following Phase I Completion, the Parties shall cause the incorporation of a new corporate entity (“NewCo”) under the laws of [Delaware / agreed jurisdiction].

(b) NewCo shall serve as the exclusive commercial vehicle for all Program commercialization activities during Phase II.

(c) The certificate of incorporation and bylaws, or operating agreement, of NewCo shall be consistent with the terms of this Agreement and shall include appropriate restrictions to enforce the Funding Phase and Share Pledge provisions set forth herein.

8.2 Capitalization and Ownership Structure

(a) Upon incorporation, NewCo shall be owned as follows:

• Sixty percent (60%) of the issued and outstanding equity interests by Nuburu;

• Forty percent (40%) of the issued and outstanding equity interests by Maddox.

(b) All equity interests shall be issued fully paid and non-assessable.

(c) No additional equity may be issued except as a Phase II Reserved Matter.

8.3 Contribution of Intellectual Property

(a) Upon incorporation of NewCo:

• Nuburu and Maddox shall assign and transfer Phase I IP to NewCo;

• Such assignment shall not extinguish Nuburu’s economic reimbursement rights under this Article.

(b) From incorporation onward, all newly developed IP within Phase II shall be owned by NewCo.

(c) The transfer of Phase I IP shall be subject to the Funding Phase waterfall and Share Pledge protections set forth below.

8.4 Governance of NewCo

8.4.1 Board Composition

(a) NewCo shall be governed by a Board consisting of five (5) members:

• Three (3) appointed by Nuburu;

• Two (2) appointed by Maddox.

(b) Board members may be removed and replaced by the appointing Party.

8.4.2 Board Authority

The Board shall have full authority to:

• Approve Business Plan;

• Approve annual budget;

• Approve pricing strategy and COGS methodology;

• Approve IP filings;

• Approve financing and debt;

• Approve material contracts;

• Approve dividend distributions;

• Approve strategic transactions.

All Reserved Matters defined in Article 6.2 shall require Board approval.

8.5 Funding Phase (Economic Sub-Phase of Phase II)

8.5.1 Definition

The “Funding Phase” shall commence upon incorporation of NewCo and shall continue until Nuburu has received full reimbursement of the Total Reimbursable Amount.

8.5.2 Waterfall During Funding Phase

During the Funding Phase, all revenues of NewCo shall be applied in the following order:

1. Payment of direct operating expenses and approved COGS;

2. Payment of required reserves;

3. All remaining distributable profits shall be allocated one hundred percent (100%) to Nuburu until the Total Reimbursable Amount has been fully repaid.

No distributions shall be made to Maddox during the Funding Phase.

8.5.3 Accounting Treatment

(a) All allocations during the Funding Phase shall be properly reflected in NewCo’s financial statements.

(b) The Board shall cause periodic accounting statements to be prepared and delivered to both Parties.

8.6 Share Pledge and Escrow Mechanism

8.6.1 Pledge of Maddox Shares

(a) Upon incorporation of NewCo, Maddox shall pledge its forty percent (40%) equity interest in NewCo in favor of Nuburu as security for reimbursement of the Total Reimbursable Amount.

(b) The pledge shall be documented in a separate Share Pledge Agreement executed concurrently with incorporation of NewCo.

8.6.2 Nature of Security

(a) The pledge shall constitute a first-priority security interest over Maddox’s equity interests.

(b) The pledge shall remain in full force until the Total Reimbursable Amount is fully repaid.

8.6.3 Voting Rights

(a) During the Funding Phase, Maddox shall retain voting rights attached to its shares, except:

• In the event of default under the Share Pledge Agreement;

• Or enforcement event triggered by material breach.

(b) Upon enforcement event, Nuburu may exercise voting rights associated with pledged shares.

8.6.4 Dividend Application

Any dividends attributable to Maddox during the Funding Phase shall automatically be applied toward reduction of the Total Reimbursable Amount.

8.7 Release of Share Pledge

(a) Upon full reimbursement of the Total Reimbursable Amount:

• The Share Pledge shall automatically terminate;

• Maddox’s 40% interest shall be released from pledge obligations.

(b) The Parties shall execute any documents necessary to evidence release.

8.8 Failure to Reimburse; Enforcement

If NewCo fails to allocate profits in accordance with this Article:

• Nuburu may enforce its rights under the Share Pledge;

• Nuburu may block dividend distributions;

• Nuburu may pursue contractual remedies.

8.9 No Circumvention

The Parties shall not:

• Structure intercompany payments;

• Inflate expenses;

• Manipulate COGS;

• Delay distributions;

for the purpose of avoiding reimbursement obligations.

Such conduct shall constitute Material Breach.

8.10 Relationship to Deadlock

(a) The Funding Phase waterfall shall not be modified except as a Phase II Reserved Matter.

(b) The Share Pledge mechanism shall survive any Phase II Deadlock unless NewCo is wound down pursuant to Article 7.3.5.

8.11 Survival

The provisions of this Article shall survive termination of the Agreement to the extent necessary to ensure enforcement of reimbursement and pledge rights.

ARTICLE 9 - COMMERCIALIZATION; TERRITORIAL ALLOCATION; PRIME CONTRACTOR STRUCTURE (PHASE II)

9.1 Exclusive Commercial Vehicle

(a) Upon incorporation of NewCo, all commercial activities relating to the Program shall be conducted exclusively through NewCo, except as otherwise expressly provided herein.

(b) Neither Party shall compete with NewCo or its business or independently commercialize, license, market, or sell the Program, or any related tangible or intangible assets, outside of NewCo, except as permitted under Article 7.3.5 (Independent Commercialization following Deadlock wind-down).

9.2 Territorial Allocation – United States

9.2.1 Commercial Leadership

(a) Maddox shall lead commercial engagement, market access, customer interface, and contracting activities within the United States territory.

(b) Maddox shall use commercially reasonable efforts to leverage its existing relationships, certifications, onboarding status with public agencies, and defense-sector channels.

9.2.2 Prime Contractor Structure – U.S.

(a) Where legally and contractually permissible, NewCo shall act as Prime Contractor for U.S. customer contracts.

(b) Where U.S. law, procurement structure, security clearance requirements, or customer-specific criteria require a U.S.-domiciled operating entity:

• Maddox may act as Prime Contractor on behalf of NewCo;

• Such Prime Contractor role shall be exercised strictly in agency capacity for NewCo;

• Contractual documentation shall reflect that underlying economic rights belong to NewCo.

(c) In all cases, pricing methodology and COGS assumptions shall require Board approval as a Phase II Reserved Matter.

9.2.3 Production – U.S.

(a) Production for U.S. contracts shall be localized at the Maddox US Site or another U.S. facility approved by the Board.

(b) Maddox shall ensure compliance with U.S. export, ITAR, and government contracting requirements.

(c) Maddox shall not modify product specifications or pricing without Board approval.

9.3 Territorial Allocation – European Union and NATO

9.3.1 Commercial Leadership

(a) Nuburu shall lead commercial engagement and regulatory interface within the European Union and NATO territories.

(b) Nuburu may leverage the Network Contract and related industrial partnerships for production and delivery.

9.3.2 Prime Contractor Structure – EU/NATO

(a) Where legally permissible, NewCo shall act as Prime Contractor for EU/NATO contracts.

(b) Where procurement structures require an EU-based manufacturing entity:

• Nuburu or Tekne may act as Prime Contractor on behalf of NewCo;

• Such role shall be exercised in agency capacity for NewCo;

• Economic rights shall accrue to NewCo.

9.3.3 Production – EU/NATO

(a) Production for EU/NATO contracts shall be localized at Tekne facilities or other EU-based facilities approved by the Board.

(b) All production shall comply with applicable Golden Power requirements and EU export controls.

9.4 Revenue Flow and Treasury Discipline

(a) All revenues from customer contracts shall be remitted to NewCo.

(b) Where Maddox or Nuburu acts as Prime Contractor on behalf of NewCo:

• Gross receipts shall be transferred to NewCo within ten (10) Business Days of receipt;

• Only Board-approved COGS and pass-through direct costs may be retained.

(c) All revenues shall be subject to the Funding Phase waterfall described in Article 8.

9.5 Pricing Governance

(a) Pricing methodology shall be approved by the Board.

(b) COGS structure shall be pre-approved.

(c) No Party may unilaterally alter pricing or margin structure.

9.6 Compliance and Regulatory Coordination

(a) All commercialization activities shall comply with:

• U.S. ITAR/EAR;

• EU export controls;

• NATO procurement requirements;

• Golden Power regulations;

• Applicable sanctions regimes.

(b) Export compliance strategy shall be approved as a Phase II Reserved Matter.

(c) Any cross-border technical data transfer shall follow an approved compliance plan.

9.7 Non-Circumvention

(a) Neither Party shall circumvent the other in connection with customers introduced under the Program.

(b) Neither Party shall independently pursue sales of a materially similar container system in the same customer opportunity during Phase II without Board approval.

(c) This restriction shall not apply to unrelated Background IP activities outside the defined Program scope.

9.8 Government Contracting Integrity

(a) Where Maddox acts as Prime Contractor for U.S. government contracts, Maddox shall:

• Comply with all applicable FAR/DFARS obligations;

• Maintain necessary certifications;

• Avoid conflicts of interest.

(b) Where Nuburu or Tekne acts as Prime Contractor in EU/NATO, equivalent compliance obligations shall apply.

9.9 Relationship to Funding Phase

(a) During the Funding Phase, all distributable profits from commercialization shall be applied in accordance with Article 8 waterfall provisions.

(b) Maddox shall not receive profit distributions until the Total Reimbursable Amount is fully repaid.

9.10 No Territorial Exclusivity Beyond Defined Scope

Nothing herein grants either Party exclusive rights to:

• Defense markets outside the defined Program;

• Independent Background IP activities;

• Technologies not encompassed within the Scope of Work.

ARTICLE 10 - INTELLECTUAL PROPERTY

10.1 Background Intellectual Property

10.1.1 Ownership

Each Party retains exclusive ownership of its Background IP.

Nothing in this Agreement shall be construed as transferring ownership of Background IP from one Party to the other.

10.1.2 Limited License During Phase I

During Phase I, each Party grants to the other a limited, non-exclusive, non-transferable, royalty-free license to use its Background IP solely to the extent necessary to perform obligations under the approved Scope of Work.

Such license:

• Shall terminate upon Phase I termination;

• Shall not include sublicensing rights;

• Shall not extend beyond Program scope.

10.1.3 No Implied Rights

Except as expressly provided herein, no rights, licenses, or assignments are granted by implication, estoppel, or otherwise.

10.2 Phase I Intellectual Property

10.2.1 Ownership Structure

All Phase I IP shall be jointly owned:

• 60% Nuburu

• 40% Maddox

subject to Section 10.2.2 (Conditional Forfeiture).

10.2.2 Conditional Forfeiture (Material Breach / Gross Negligence)

If:

(a) Maddox commits a Material Breach or Gross Negligence materially impairing Phase I deliverables;
(b) Such breach remains uncured thirty (30) days after written notice;
(c) The Steering Committee (or Nuburu under Phase I Deadlock authority) determines such breach materially compromises the Project;

Then Maddox’s forty percent (40%) interest in Phase I IP shall automatically and irrevocably transfer to Nuburu without additional consideration.

Maddox shall execute all documents necessary to perfect such transfer.

10.2.3 Dependent Background IP License Upon Forfeiture

In the event that Maddox’s forty percent (40%) interest in Phase I IP is transferred to Nuburu pursuant to Section 10.2.2 (Conditional Forfeiture), Maddox hereby grants to Nuburu, effective automatically upon such transfer, a perpetual, irrevocable, non-exclusive, worldwide, royalty-free license under any Maddox Background IP to the extent, and only to the extent, that such Background IP is necessary to use, reproduce, modify, manufacture, market, sell, license, or otherwise exploit the Phase I IP.

Such license shall:

(a) Be limited strictly to the extent required for practical and commercial exploitation of the Phase I IP;
(b) Not grant Nuburu any rights unrelated to the Phase I IP;
(c) Survive termination of this Agreement;
(d) Not permit sublicensing except in connection with commercialization of the Phase I IP or through NewCo;
(e) Not constitute a transfer of ownership of Maddox Background IP.

For clarity, this license is conditional and shall only become effective if and when the forfeiture event under Section 10.2.2 occurs.

10.2.4 Documentation Standard

All Phase I IP must be documented in sufficient detail to:

• Support patent filings;

• Meet enablement standards;

• Support trade secret protection;

• Comply with defense audit standards.

Failure to provide documentation as agreed upon by the Scope of Work within 30 days after ITAR approval constitutes Material Breach.

10.2.5 Alternative Structuring of Phase I Intellectual Property

(a) The Parties acknowledge that the intended ownership structure of Phase I IP is sixty percent (60%) Nuburu and forty percent (40%) Maddox, subject to the conditional forfeiture provisions set forth in Article 10.

(b) The Parties further acknowledge that, depending on applicable intellectual property law, tax considerations, accounting treatment under U.S. GAAP, export-control requirements, or regulatory constraints, a direct joint assignment of legal title to Phase I IP in the proportions set forth above may result in undue complexity, adverse accounting consequences, or regulatory inefficiencies.

(c) In such case, the Parties agree to cooperate in good faith to implement an alternative structure that:

i. Preserves the same economic rights and risk allocation intended under the 60% / 40% ownership model;
ii. Preserves Nuburu’s sponsor protections and conditional forfeiture rights;
iii. Preserves Maddox’s economic participation consistent with Phase II structure;
iv. Ensures enforceability and clarity of chain of title;
v. Complies with applicable intellectual property, accounting, export-control, and regulatory requirements.

(d) Such alternative structure may include, without limitation:

• Sole legal ownership by one Party with an exclusive economic license to the other Party;

• Holding IP in trust pending NewCo formation;

• Immediate assignment to NewCo subject to Funding Phase protections;

• Any other commercially reasonable structure achieving substantially equivalent economic and governance outcomes.

(e) The Parties agree that implementation of such alternative structure shall not be deemed a modification of the economic understanding of Phase I and shall not alter the Total Reimbursable Amount or conditional forfeiture provisions.

10.3 Transfer of Phase I IP to NewCo

Upon incorporation of NewCo:

(a) Nuburu and Maddox shall assign their quota of Phase I IP to NewCo;

(b) Such assignment shall not extinguish Nuburu’s reimbursement rights under Article 8;

(c) Ownership of Phase I IP shall thereafter vest in NewCo, subject to Funding Phase waterfall protections and Share Pledge.

10.4 NewCo Intellectual Property (Phase II)

10.4.1 Ownership

All intellectual property conceived, developed, or reduced to practice during Phase II (“NewCo IP”) shall be owned exclusively by NewCo and the Parties shall cooperate in good faith to appropriately document the ownership of Phase I and Phase II IP in the name of NewCo.

10.4.2 Improvements and Derivative Works

Any improvements, enhancements, modifications, derivative works, adaptations, or refinements to Phase I IP developed in Phase II shall:

• Automatically vest in NewCo;

• Be deemed NewCo IP.

Neither Party shall independently claim ownership of such improvements.

10.5 Patent Prosecution and Maintenance

10.5.1 Phase I

During Phase I:

• Nuburu shall have primary responsibility for patent filing strategy;

• Filing decisions shall be reviewed by the Steering Committee;

• Costs borne 60% Nuburu / 40% Maddox unless forfeiture applies.

10.5.2 Phase II

During Phase II:

• NewCo shall control patent prosecution and maintenance;

• Costs borne by NewCo.

10.6 Enforcement and Defense

10.6.1 Enforcement During Phase I

No Party may initiate enforcement of Phase I IP without Steering Committee approval.

If Deadlock arises in Phase I enforcement decision:

• Nuburu’s decision prevails.

10.6.2 Enforcement During Phase II

NewCo shall have exclusive authority to enforce NewCo IP.

Enforcement decisions shall be Board-approved Reserved Matters.

10.6.3 Cost Allocation

Enforcement costs shall be borne by:

• The enforcing Party during Phase I (unless agreed otherwise);

• NewCo during Phase II.

Recoveries shall be allocated in proportion to ownership interest.

10.7 Insolvency Protection

10.7.1 Phase I Insolvency

If Maddox becomes insolvent during Phase I:

• Nuburu may terminate Phase I;

• Maddox’s 40% Phase I IP interest shall transfer to Nuburu.

10.7.2 Phase II Insolvency

If either Party becomes insolvent during Phase II:

• The non-insolvent Party shall have the option to purchase the insolvent Party’s equity interest at Fair Market Value determined under Article 7.3;

• IP rights shall not transfer outside NewCo without consent.

10.8 Post-Deadlock IP Regime (Phase II)

If NewCo is wound down pursuant to Article 7.3.2:

(a) IP remains jointly owned 60% Nuburu / 40% Maddox;

(b) Either Party may independently commercialize;

(c) Commercializing Party shall pay 5% royalty on net revenues for three (3) years;

(d) After three years, no royalty shall be owed.

10.9 Confidentiality and Trade Secret Protection

Each Party shall:

• Protect confidential technical information;

• Implement reasonable cybersecurity safeguards;

• Limit access to authorized personnel;

• Maintain secure document control systems.

10.10 Export Control Safeguards

All transfers of technical data shall comply with Export Controls.

ITAR-controlled data shall be segregated.

No Party may transfer controlled technical data to unauthorized foreign persons.

10.11 Survival

The provisions of this Article shall survive termination of this Agreement to the extent necessary to protect IP ownership, enforcement rights, confidentiality, and post-deadlock commercialization rights.

ARTICLE 11 - REPRESENTATIONS AND WARRANTIES

11.1 Organization and Good Standing

(a) Such Party is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization.

(b) Such Party has full corporate or limited liability company power and authority to own its assets and to carry on its business as currently conducted.

(c) Such Party is duly qualified to conduct business in each jurisdiction where the failure to do so would reasonably be expected to materially impair its ability to perform its obligations under this Agreement.

11.2 Authority; Binding Effect

(a) Such Party has full power and authority to enter into this Agreement and to perform its obligations hereunder.

(b) The execution and delivery of this Agreement have been duly authorized by all necessary corporate or company action.

(c) This Agreement constitutes a valid and binding obligation of such Party, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, and equitable principles.

11.3 No Conflict; No Consents

(a) The execution, delivery, and performance of this Agreement by such Party do not and will not:

(i) violate its organizational documents;
(ii) conflict with or breach any material contract to which it is a party;
(iii) violate any applicable law, rule, or regulation;
(iv) result in the creation of any lien or encumbrance on its assets (except as expressly permitted herein).

(b) No consent, approval, authorization, or filing with any governmental authority is required for such Party to execute and perform this Agreement, except for routine regulatory filings, export licenses, or Golden Power notifications where applicable.

11.4 Compliance with Laws

Each Party represents that it is in material compliance with all applicable laws, rules, and regulations relevant to its performance under this Agreement, including but not limited to:

• Defense procurement regulations;

• Anti-corruption laws (including the U.S. Foreign Corrupt Practices Act);

• Anti-bribery laws;

• Trade and sanctions regulations.

11.5 Export Control Compliance

(a) Each Party represents that it maintains internal compliance procedures reasonably designed to ensure adherence to applicable Export Controls, including ITAR and EAR.

(b) Each Party represents that it is not currently debarred, suspended, or otherwise restricted from participating in U.S. government contracting or export-controlled activities.

(c) Each Party agrees to comply with all applicable export licensing requirements in connection with the Program.

(d) Neither Party is listed on any applicable sanctions or restricted party list maintained by the United States, European Union, or other applicable authority.

11.6 Intellectual Property

11.6.1 Ownership of Background IP

Each Party represents that it owns or has valid rights to use its Background IP contributed to the Program.

11.6.2 Non-Infringement

To the best of its knowledge:

(a) Its Background IP does not infringe the intellectual property rights of any third party;

(b) It has not received written notice of any pending or threatened infringement claims relating to its Background IP that would materially impair the Program.

11.6.3 No Misappropriation

Each Party represents that it has not knowingly misappropriated trade secrets or confidential information of any third party in connection with the Program.

11.7 Solvency

Each Party represents that:

(a) It is solvent and able to pay its debts as they become due;

(b) It is not subject to any bankruptcy, insolvency, receivership, or similar proceeding;

(c) It is not aware of any pending insolvency event that would reasonably be expected to impair its performance under this Agreement.

11.8 Litigation

(a) There is no pending or threatened litigation, arbitration, or administrative proceeding that would reasonably be expected to materially impair such Party’s ability to perform its obligations under this Agreement.

(b) Such Party is not subject to any injunction or court order that would prevent execution of the Program.

11.9 No Brokers

Each Party represents that it has not engaged any broker, finder, or intermediary in connection with the transactions contemplated by this Agreement for which the other Party could become liable.

11.10 Accuracy of Information

All material information provided by such Party to the other Party in connection with the Program is true and correct in all material respects and does not omit any material fact necessary to make such information not misleading.

11.11 Survival of Representations

The representations and warranties contained in this Article shall:

(a) Survive the execution of this Agreement;
(b) Survive incorporation of NewCo;
(c) Survive termination of this Agreement to the extent necessary to enforce rights arising from a breach thereof.

ARTICLE 12 - COVENANTS

12.1 Operational Covenants – Phase I

12.1.1 Performance of Scope of Work

During Phase I:

(a) Maddox shall use commercially reasonable efforts to execute and deliver all work packages in accordance with the approved Scope of Work and Project Roll-Out Plan.

(b) Maddox shall allocate personnel, technical resources, and management attention necessary to meet agreed milestones.

(c) Maddox shall promptly notify the Steering Committee of any risk to milestone completion.

12.1.2 Cooperation

Each Party shall:

(a) Cooperate in good faith in furtherance of the Project;
(b) Provide reasonably requested information necessary for execution;
(c) Avoid actions that would materially impair Phase I completion.

12.1.3 No Unauthorized Commitments

During Phase I, neither Party shall:

(a) Enter into any contract exceeding approved work package scope without Steering Committee approval;
(b) Commit Development Funds beyond approved allocations;
(c) Represent to any third party that commercial sales are authorized prior to Phase I Completion.

12.2 Operational Covenants – Phase II

Upon incorporation of NewCo:

(a) The Parties shall cause NewCo to operate in accordance with the Business Plan and approved budgets;

(b) Maddox shall lead U.S. commercialization activities in accordance with Article 9;

(c) Nuburu shall support EU/NATO commercialization as provided in Article 9;

(d) No Party shall divert Program opportunities to itself outside NewCo.

12.3 Funding Covenants

12.3.1 Phase I

(a) Nuburu shall fund Development Funds in accordance with approved milestones.

(b) Maddox shall not incur liabilities exceeding approved budget without consent.

12.3.2 Funding Phase (Phase II)

During the Funding Phase:

(a) NewCo shall allocate distributable profits in accordance with Article 8 waterfall;

(b) No dividends shall be distributed to Maddox until full reimbursement of the Total Reimbursable Amount;

(c) Maddox shall not encumber, transfer, or otherwise dispose of pledged shares.

12.4 Non-Circumvention

(a) Neither Party shall directly or indirectly circumvent the other in connection with customers introduced under the Program.

(b) Neither Party shall solicit or contract with Program customers outside NewCo without approval.

(c) This covenant shall survive termination for three (3) years.

12.5 Good Faith and Fair Dealing

Each Party shall:

(a) Act in good faith in performance of this Agreement;

(b) Not exercise discretion under this Agreement in a manner that constitutes bad faith or abuse of rights;

(c) Use reasonable efforts to preserve the economic intent of the Parties.

12.6 Compliance Covenants

12.6.1 Export Compliance

Each Party shall:

(a) Maintain internal controls sufficient to ensure compliance with Export Controls;

(b) Promptly notify the other Party of any export violation;

(c) Cooperate in obtaining required licenses.

12.6.2 Anti-Corruption

Each Party shall:

(a) Comply with all applicable anti-bribery and anti-corruption laws;

(b) Not offer or accept unlawful payments;

(c) Maintain internal compliance procedures.

12.6.3 Golden Power and Regulatory Filings

Where required:

(a) The Parties shall cooperate in Golden Power notifications;

(b) No Party shall withhold cooperation unreasonably.

12.7 Insurance

Each Party shall maintain commercially reasonable insurance coverage appropriate for defense manufacturing activities, including:

• Commercial general liability;

• Product liability (where applicable);

• Cybersecurity insurance;

• Directors and Officers coverage (Phase II).

Upon request, evidence of coverage shall be provided.

12.8 Recordkeeping and Audit Rights

(a) Maddox shall maintain complete and accurate records of:

• Work performed;

• Milestones achieved;

• Costs incurred;

• Related-party compensation.

(b) NewCo shall maintain full accounting records during Phase II.

(c) Nuburu shall have audit rights upon reasonable notice during Phase I and Phase II.

(d) Audit costs shall be borne by the requesting Party unless material discrepancy (>5%) is found, in which case costs shift to audited Party.

12.9 Protection of IP and Confidential Information

Each Party shall:

(a) Implement reasonable technical safeguards to protect Phase I IP and NewCo IP;

(b) Restrict access to authorized personnel;

(c) Immediately notify the other Party of any data breach or unauthorized disclosure.

12.10 No Competing Product During Phase I

During Phase I, Maddox shall not independently develop or commercialize a substantially similar mobile additive manufacturing container outside the JV structure.

12.11 Survival

The covenants set forth in this Article shall survive termination of this Agreement to the extent necessary to enforce rights and obligations accrued during the Term.

ARTICLE 13 - CONFIDENTIALITY; MNPI; PUBLIC DISCLOSURES; NON-USE; SURVIVAL

13.1 Definition of Confidential Information

For purposes of this Agreement, “Confidential Information” means any non-public information disclosed by one Party (the “Disclosing Party”) to the other Party (the “Receiving Party”), whether oral, written, electronic, or in any other form, including without limitation:

(a) Technical information, engineering designs, schematics, CAD files, additive manufacturing files, software code, prototypes, testing data, integration methodologies, trade secrets, know-how and documentation;

(b) Business plans, pricing models, cost structures, supplier information, commercialization strategies, financial projections and customer lists;

(c) Information relating to Export Controls, compliance strategies, and regulatory filings;

(d) The existence, structure, and terms of this Agreement;

(e) Any intellectual property developed during Phase I or Phase II;

(f) Information that a reasonable person would understand to be confidential given its nature and context.

Confidential Information includes Phase I IP and NewCo IP.

13.2 Exclusions

Confidential Information shall not include information that:

(a) Is or becomes publicly available without breach of this Agreement;
(b) Was lawfully known to the Receiving Party prior to disclosure;
(c) Is independently developed without use of the Disclosing Party’s Confidential Information;
(d) Is lawfully obtained from a third party without breach of confidentiality obligations.

The burden of proving applicability of an exclusion rests with the Receiving Party.

13.3 Non-Disclosure and Non-Use

(a) The Receiving Party shall:

i. Maintain Confidential Information in strict confidence;
ii. Use Confidential Information solely for purposes of performing this Agreement;
iii. Not disclose Confidential Information to any third party without prior written consent of the Disclosing Party.

(b) Disclosure shall be limited to:

i. Employees, directors, officers and advisors with a need-to-know basis;
ii. Affiliates engaged in performance under this Agreement;
iii. Tekne pursuant to an executed Technology Transfer Agreement;
iv. Government authorities where required by law.

(c) The Receiving Party shall ensure that recipients are bound by confidentiality obligations no less restrictive than those herein.

13.4 Export-Control Sensitive Information

(a) Technical data subject to ITAR or other Export Controls shall be handled in accordance with applicable law.

(b) Access to export-controlled data shall be limited to authorized persons.

(c) Unauthorized transfer constitutes Material Breach.

13.5 Protection of Patent-Grade Documentation

(a) During Phase I, documentation prepared for patent filing shall be treated as strictly confidential.

(b) Public disclosure prior to patent filing requires approval of Nuburu during Phase I or NewCo during Phase II.

(c) No Party shall publish, disclose, or present technical content without written approval.

13.6 MNPI and Public Company Obligations

(a) The Parties acknowledge that Nuburu Inc. is a publicly traded company subject to U.S. securities laws.

(b) Information exchanged under this Agreement may constitute Material Non-Public Information (“MNPI”).

(c) Maddox agrees:

i. Not to trade in securities of Nuburu Inc. while in possession of MNPI;
ii. To implement internal safeguards to prevent misuse of MNPI;
iii. To ensure its personnel comply with insider trading laws.

(d) Nuburu shall have the right to make public disclosures required by:

• SEC rules;

• NYSE American rules;

• U.S. securities laws.

Such disclosures shall not constitute breach of confidentiality.

(e) Where legally permissible, Nuburu shall consult Maddox regarding timing and wording of public announcements.

13.7 Compelled Disclosure

If disclosure of Confidential Information is required by law or court order:

(a) The Receiving Party shall promptly notify the Disclosing Party, to the extent permitted by law;
(b) The Receiving Party shall cooperate in seeking protective treatment, at Disclosing Party’s expense;
(c) Disclosure shall be limited to the minimum required.

13.8 Return or Destruction

Upon termination of this Agreement:

(a) Each Party shall return or destroy Confidential Information upon request;
(b) A written certification of destruction may be required;
(c) Archival copies may be retained solely for compliance purposes.

13.9 Injunctive Relief

The Parties acknowledge that breach of this Article may cause irreparable harm.

The Disclosing Party shall be entitled to seek injunctive relief without posting bond, in addition to any other remedies available at law.

13.10 Survival

The obligations set forth in this Article shall:

(a) Survive termination of this Agreement;
(b) Continue for five (5) years following termination;
(c) Continue indefinitely with respect to trade secrets and export-controlled data.

13.11 Relationship to IP Ownership

Nothing in this Article transfers ownership of IP.

Confidentiality obligations are independent of IP ownership and survive any change in ownership structure.

ARTICLE 14 - INDEMNIFICATION; LIMITATION OF LIABILITY; INSURANCE; RISK ALLOCATION

14.1 Indemnification by Maddox

Maddox shall indemnify, defend and hold harmless Nuburu, its Affiliates, and their respective directors, officers, managers, employees and agents (collectively, the “Nuburu Indemnified Parties”) from and against any and all losses, liabilities, damages, claims, penalties, fines, judgments, settlements, costs and expenses (including reasonable attorneys’ fees) (collectively, “Losses”) arising out of or relating to:

(a) Any Material Breach of this Agreement by Maddox;

(b) Gross Negligence or willful misconduct of Maddox or its personnel;

(c) Failure of Maddox to deliver Phase I work packages in accordance with approved Scope of Work;

(d) Failure to provide commercially reasonable IP documentation as required under Article 5;

(e) Any violation of Export Controls attributable to Maddox’s acts or omissions;

(f) Any claim that Maddox’s Background IP infringes the intellectual property rights of a third party;

(g) Any breach of anti-corruption, sanctions, or government contracting laws by Maddox;

(h) Any liability arising from Maddox’s role as Prime Contractor during Phase II U.S. contracting, except to the extent caused by Nuburu’s breach, failure to fund after Maddox provides all agreed upon deliverables or failure to provide data or technical services.

14.2 Indemnification by Nuburu

Nuburu shall indemnify, defend and hold harmless Maddox, its Affiliates, and their respective directors, officers, managers, employees and agents (collectively, the “Maddox Indemnified Parties”) from and against any Losses arising out of or relating to:

(a) Any Material Breach of this Agreement by Nuburu;

(b) Gross Negligence or willful misconduct of Nuburu;

(c) Any violation of Export Controls attributable solely to Nuburu;

(d) Any claim that Nuburu’s Background IP infringes the intellectual property rights of a third party;

(e) Any breach of securities law disclosure obligations attributable to Nuburu.

14.3 Indemnification by NewCo (Phase II)

Upon incorporation of NewCo:

(a) NewCo shall indemnify both Parties for Losses arising out of:

i. Product liability claims;
ii. Manufacturing defects;
iii. Customer warranty claims;

iv. Contract performance failures;
v. Regulatory enforcement actions arising from NewCo operations.

(b) Such indemnification shall be subject to the limitations set forth below.

14.4 Indemnification Procedure

(a) The indemnified Party shall promptly notify the indemnifying Party of any claim.

(b) The indemnifying Party shall have the right to control the defense of such claim, provided it acknowledges indemnification in writing.

(c) The indemnified Party may participate in the defense at its own expense.

(d) No settlement may be entered into without consent of the indemnified Party if it imposes non-monetary obligations.

14.5 Limitation of Liability

14.5.1 General Limitation

Except for the exceptions set forth in Section 14.5.2, the aggregate liability of either Party under this Agreement shall not exceed the total amount of distributions actually received by such Party from the JV or NewCo during the twenty-four (24) months preceding the event giving rise to the claim.

14.5.2 Exceptions to Limitation

The limitation of liability shall not apply to:

(a) Fraud;

(b) Willful misconduct;

(c) Gross Negligence;

(d) Breach of confidentiality obligations;

(e) Breach of Export Controls;

(f) Infringement or misappropriation of intellectual property;

(g) Enforcement of the Share Pledge;

(h) Payment of the Total Reimbursable Amount.

14.6 Exclusion of Consequential Damages

Except for indemnifiable IP or export violations, neither Party shall be liable for:

• Indirect damages;

• Consequential damages;

• Punitive damages;

• Loss of profits (except where expressly provided under the Funding Phase waterfall).

14.7 Risk Allocation – Phase I

(a) Nuburu bears financial sponsor risk limited to the Development Funds.

(b) Maddox bears execution risk for U.S. operational performance.

(c) Any cost overruns not approved as Reserved Matters shall be borne by the Party incurring such cost.

14.8 Risk Allocation – Phase II

(a) Commercial and production risks shall be borne by NewCo.

(b) The Parties’ liability shall be limited to their respective equity interests in NewCo, except as otherwise provided herein.

14.9 Insurance

14.9.1 Phase I

Each Party shall maintain commercially reasonable insurance coverage appropriate for defense manufacturing and engineering activities, including:

• Commercial General Liability;

• Professional Liability;

• Cyber Liability;

• Workers’ Compensation.

14.9.2 Phase II

Upon incorporation, NewCo shall maintain:

• Product Liability insurance;

• Commercial General Liability;

• Directors & Officers (D&O) insurance;

• Cybersecurity insurance;

• Errors & Omissions coverage.

Evidence of insurance shall be provided upon request.

14.10 Government Contracting Liability

If Maddox acts as Prime Contractor for U.S. government contracts:

(a) Maddox shall bear primary responsibility for compliance with FAR/DFARS obligations;

(b) Maddox shall indemnify Nuburu for liabilities arising from its non-compliance;

(c) Where NewCo acts as Prime Contractor, NewCo shall bear such liability.

14.11 Survival

The provisions of this Article shall survive:

• Termination of this Agreement;

• Incorporation or dissolution of NewCo;

• Enforcement of the Share Pledge;

• Completion of the Funding Phase.

ARTICLE 15 - TERM; TERMINATION; CONSEQUENCES OF TERMINATION; SURVIVAL

15.1 Term

15.1.1 Initial Term

This Agreement shall commence on the Effective Date and shall continue for an initial term of five (5) years, unless earlier terminated in accordance with this Article.

15.1.2 Automatic Renewal

Upon expiration of the initial term, this Agreement shall automatically renew for successive one (1) year periods unless either Party provides written notice of non-renewal at least ninety (90) days prior to the expiration of the then-current term.

15.2 Termination During Phase I

15.2.1 Termination for Material Breach

Either Party may terminate Phase I upon written notice if the other Party commits a Material Breach and fails to cure such breach within thirty (30) days following written notice.

15.2.2 Termination by Nuburu Following Phase I Deadlock

If Phase I Deadlock remains unresolved after escalation under Article 7.2:

Nuburu may terminate Phase I in its sole discretion.

15.2.3 Termination for Insolvency

Either Party may terminate Phase I immediately upon written notice if the other Party:

• Files for bankruptcy;

• Becomes insolvent;

• Makes a general assignment for the benefit of creditors;

• Is subject to appointment of receiver or similar proceeding.

15.3 Consequences of Termination During Phase I

If Phase I is terminated:

(a) Intellectual Property

(i) If termination is not caused by Maddox Material Breach or Gross Negligence:

• Phase I IP shall remain jointly owned 60% Nuburu / 40% Maddox, unless otherwise agreed.

(ii) If termination results from Maddox Material Breach or Gross Negligence:

• Maddox’s 40% interest in Phase I IP shall automatically transfer to Nuburu pursuant to Article 5.8.2.

(b) Documentation Delivery

Maddox shall promptly deliver to Nuburu all:

• Engineering files;

• CAD files;

• Test reports;

• Manufacturing data;

• Technical notebooks.

Failure to deliver shall constitute additional Material Breach.

(c) Funding Consequences

Nuburu shall have no obligation to fund additional Development Funds after termination.

No reimbursement obligation shall arise in favor of Maddox.

(d) Continuation by Nuburu

Nuburu may continue the Project independently or with third parties.

Maddox shall have no right to use Phase I IP except as expressly permitted.

(e) If Nuburu fails to fund within 30 business day days of written notice of approved invoices that are due and payable:

• Maddox may suspend performance;
• Maddox may terminate without penalty;
• All Joint IP remains 60/40;
• No forfeiture applies.

15.4 Termination During Phase II

After incorporation of NewCo:

Termination shall occur only as follows:

(a) By mutual written agreement of the Parties;

(b) Pursuant to Deadlock buyout mechanism under Article 7.3;

(c) Upon winding down of NewCo under Article 7.3.2;

(d) Upon insolvency of NewCo;

(e) Upon Change of Control triggering protective rights under Article 15 (Change of Control / FOCI).

15.5 Consequences of Termination During Phase II

15.5.1 Funding Phase

If termination occurs during the Funding Phase:

• Share Pledge remains enforceable until Total Reimbursable Amount is paid;

• Nuburu retains right to enforce reimbursement.

15.5.2 Deadlock Wind-Down

If NewCo is wound down under Article 7.3.2:

• IP remains jointly owned 60% Nuburu / 40% Maddox;

• Independent commercialization permitted;

• 5% royalty for three (3) years applies.

15.5.3 Insolvency of NewCo

If NewCo becomes insolvent:

• Either Party may initiate buyout at Fair Market Value;

• If no buyout, IP allocated per 60/40 ownership subject to court approval.

15.6 Effect on Technology Transfer Agreement

Upon termination of Phase I or dissolution of NewCo:

• Any Technology Transfer Agreement with Tekne shall automatically terminate unless otherwise agreed;

• Tekne shall cease use of IP;

• Tekne shall return or destroy technical materials.

15.7 Confidential Information

Upon termination:

Each Party shall:

• Return or destroy Confidential Information upon request;

• Certify destruction if requested;

• Retain archival copies solely for compliance.

Confidentiality obligations shall survive for five (5) years, and indefinitely for trade secrets and export-controlled data.

15.8 Survival

The following provisions shall survive termination of this Agreement:

• Intellectual Property (Article 10);

• Deadlock (Article 7);

• Funding Phase and Share Pledge (Article 8);

• Confidentiality (Article 13);

• Indemnification and Liability (Article 14);

• Governing Law and Dispute Resolution;

• Any accrued rights or payment obligations.

15.9 No Waiver of Accrued Rights

Termination shall not:

• Affect rights accrued prior to termination;

• Release either Party from liability for prior breach;

• Affect reimbursement rights under the Funding Phase.

ARTICLE 16 - DISPUTE RESOLUTION

16.1 Governing Law

This Agreement, and any dispute, claim, or controversy arising out of or relating to this Agreement, the Program, Phase I, Phase II, NewCo, or the transactions contemplated hereby (collectively, a “Dispute”), shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict-of-laws principles.

16.2 Escalation; Good Faith Negotiation

(a) In the event of any Dispute, the Parties shall first attempt in good faith to resolve such Dispute through senior executive negotiation.

(b) The Party asserting a Dispute shall provide written notice describing the nature of the Dispute.

(c) Within ten (10) Business Days of such notice, the Chief Executive Officers (or equivalent senior executives) of each Party shall meet (in person or virtually) to attempt resolution.

(d) If the Dispute is not resolved within thirty (30) Business Days following such escalation, either Party may proceed to arbitration pursuant to Section 16.3.

This Section shall not restrict the right to seek interim or injunctive relief under Section 16.6.

16.3 Binding Arbitration

16.3.1 Agreement to Arbitrate

Any Dispute not resolved pursuant to Section 16.2 shall be finally resolved by binding arbitration administered by the International Chamber of Commerce (“ICC”) in accordance with its Rules of Arbitration in effect at the time the arbitration is commenced (the “ICC Rules”), except as modified herein.

16.3.2 Seat and Venue

The seat (legal place) of arbitration shall be New York, New York, United States.

The arbitration shall be deemed an international commercial arbitration for purposes of the New York Convention.

16.3.3 Language

The language of the arbitration shall be English.

16.3.4 Tribunal Composition

(a) The arbitral tribunal shall consist of three (3) arbitrators.

(b) Each Party shall appoint one arbitrator within thirty (30) days of receipt of a request for arbitration.

(c) The two party-appointed arbitrators shall appoint the presiding arbitrator.

(d) If any appointment is not made within the prescribed time, the ICC Court shall appoint the arbitrator in accordance with the ICC Rules.

(e) Arbitrators shall have demonstrated expertise in complex commercial transactions and defense-sector industrial matters.

16.4 Scope of Arbitration

The arbitration shall cover any Dispute relating to:

• This Agreement;

• Phase I or Phase II execution;

• NewCo governance;

• Intellectual property rights;

• Share pledge enforcement;

• Deadlock valuation disputes;

• Funding Phase reimbursement;

• Termination consequences.

The tribunal shall have authority to:

• Interpret this Agreement;

• Grant monetary damages;

• Grant declaratory relief;

• Order specific performance (where permitted by law).

16.5 Confidentiality of Proceedings

(a) All arbitration proceedings, submissions, evidence, and awards shall be confidential.

(b) Disclosure may be made only:

i. To the extent required by law;
ii. To enforce or challenge an arbitral award;
iii. To comply with securities disclosure obligations.

(c) The tribunal shall issue protective orders upon request.

16.6 Interim and Injunctive Relief

(a) Nothing in this Article shall prevent either Party from seeking interim or injunctive relief from a court of competent jurisdiction to:

i. Protect intellectual property;
ii. Enforce confidentiality obligations;
iii. Enforce the Share Pledge;
iv. Prevent unauthorized disclosure of export-controlled data.

(b) Seeking such relief shall not be deemed a waiver of the obligation to arbitrate.

(c) The Parties agree that irreparable harm may result from breach of confidentiality or IP provisions.

16.7 Consolidation and Joinder

(a) The tribunal may consolidate arbitrations arising under this Agreement and any related Share Pledge Agreement, Technology Transfer Agreement, or NewCo governance documents.

(b) NewCo may be joined to arbitration proceedings where appropriate.

16.8 Costs and Fees

(a) The arbitral tribunal shall allocate costs in its discretion, taking into account the merits of the claims and defenses.

(b) The prevailing Party may be awarded reasonable attorneys’ fees and costs.

16.9 Enforcement of Award

(a) The arbitral award shall be final and binding.

(b) Judgment upon the award may be entered in any court of competent jurisdiction.

(c) The Parties waive any right to appeal to the extent permitted by law.

16.10 Waiver of Jury Trial

To the extent any Dispute is brought in court for interim relief or enforcement, each Party irrevocably waives its right to trial by jury.

16.11 Survival

The provisions of this Article shall survive termination of this Agreement and dissolution of NewCo.

ARTICLE 17 - MISCELLANEOUS

17.1 Assignment

(a) Neither Party may assign, delegate, transfer, or otherwise convey this Agreement or any of its rights or obligations hereunder without the prior written consent of the other Party, except as expressly provided below.

(b) Notwithstanding the foregoing, either Party may assign this Agreement to:

(i) An Affiliate;
(ii) A successor entity in connection with a merger, consolidation, or sale of substantially all of its assets,

provided that:

• Such assignment does not create material regulatory, export-control, FOCI, or sanctions risk;

• The assignee assumes all obligations under this Agreement in writing.

(c) Any assignment in violation of this Section shall be null and void.

17.2 No Waiver

(a) No waiver of any provision of this Agreement shall be effective unless in writing and signed by the Party granting the waiver.

(b) No failure or delay in exercising any right or remedy shall constitute a waiver thereof.

(c) A waiver of any specific breach shall not be deemed a waiver of any other breach.

17.3 Amendments

(a) This Agreement may be amended only by a written instrument signed by authorized representatives of both Parties.

(b) No oral modifications shall be valid or enforceable.

(c) Amendments affecting Phase II corporate governance shall also be reflected in NewCo governing documents where applicable.

17.4 Force Majeure

(a) Neither Party shall be liable for failure or delay in performance caused by events beyond its reasonable control, including but not limited to:

• Acts of God;

• Natural disasters;

• War;

• Terrorism;

• Government actions;

• Pandemics;

• Supply chain disruptions.

(b) The affected Party shall:

• Promptly notify the other Party;

• Use commercially reasonable efforts to mitigate the impact.

(c) Force Majeure shall not excuse payment obligations or reimbursement obligations under the Funding Phase.

17.5 Notices

(a) All notices required under this Agreement shall be in writing.

(b) Notices shall be delivered by:

• Recognized courier service;

• Registered mail;

• Confirmed electronic transmission (where expressly permitted).

(c) Notices shall be deemed effective:

• Upon receipt; or

• If refused, upon attempted delivery.

(d) Notices shall be sent to the addresses set forth below or as otherwise updated by written notice.

17.6 Relationship of the Parties

(a) During Phase I, the JV is contractual only.

(b) The Parties are independent contractors.

(c) Nothing herein shall create:

• A partnership;

• A fiduciary relationship;

• An agency relationship (except as expressly provided for Prime Contractor arrangements).

(d) Neither Party has authority to bind the other except as expressly provided.

(e) Upon incorporation of NewCo, the Parties’ relationship shall be governed additionally by NewCo’s corporate documents.

17.7 No Third-Party Beneficiaries

Except as expressly provided (including Indemnified Parties), this Agreement does not create any third-party beneficiary rights.

17.8 Severability

If any provision of this Agreement is held invalid or unenforceable:

(a) The remaining provisions shall remain in full force and effect;

(b) The Parties shall negotiate in good faith to replace the invalid provision with a valid provision reflecting the original intent.

17.9 Entire Agreement

(a) This Agreement, including all Annexes and related agreements expressly referenced herein (including the Share Pledge Agreement and Technology Transfer Agreement), constitutes the entire agreement between the Parties concerning the subject matter hereof.

(b) It supersedes all prior negotiations, discussions, term sheets, and understandings, except the Strategic Framework Agreement to the extent expressly incorporated.

17.10 Counterparts; Electronic Execution

(a) This Agreement may be executed in counterparts, each of which shall be deemed an original.

(b) Electronic signatures (including PDF and electronic transmission platforms) shall be deemed valid and binding.

17.11 Further Assurances

Each Party shall execute and deliver such additional documents and take such further actions as reasonably necessary to carry out the intent of this Agreement, including:

• IP assignments;

• Share pledge documentation;

• Corporate formation documents for NewCo;

• Technology Transfer Agreement (“TTA”) documentation.

• Upon execution of this Agreement, and in any event no later than twenty (20) business days thereafter, Maddox shall deliver the application for the ITAR and TAA to effect the transfer of the IP rights to Nuburu in accordance with the terms of this Agreement. Failure to comply with this obligation shall constitute a Material Breach of this Agreement.

17.12 Interpretation; Drafting

(a) The Parties acknowledge that each Party has had the opportunity to consult legal counsel.

(b) This Agreement shall not be construed against any Party as the drafting Party.

17.13 Survival of Miscellaneous Provisions

The provisions of this Article shall survive termination to the extent necessary to enforce rights and obligations accrued prior to termination.

Signatures below

NUBURU, INC

Alessandro Zamboni

Executive Chairman & Co-CEO

/s/ Alessandro Zamboni

NUBURU DEFENSE LLC

Dario Barisoni

CEO

/s/ Dario Barisoni

MADDOX DEFENSE INCORPORATED

Jason Maddox

CEO

/s/ Jason Maddox

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